Statement Under Oath of Principal Executive Officer
                         and Principal Financial Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings


I, John W. Conway, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Crown Cork & Seal Company, Inc., and, except as corrected or supplemented in a subsequent covered report:

          - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          - Annual Report on Form 10-K for the year ended December 31, 2001 of Crown Cork & Seal Company, Inc.;

          - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Crown Cork & Seal Company, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          - any amendments to any of the foregoing.


/s/ John W. Conway                             Subscribed and sworn to
--------------------------                     before me this ninth day of
John W. Conway                                 August 2002
Chairman of the Board,
President and Chief Executive Officer
                                                /s/ Rose Haselroth
                                                ------------------------------
                                                Notary Public

August 9, 2002                                  My Commission Expires:

                                                November 20, 2004